Exhibit 99.1

NEWS RELEASE	te.com

TE Connectivity delivers results above guidance with 15% sales growth and over 20% EPS growth in second quarter of fiscal 2026

Third quarter guidance reflects double digit sales and EPS growth

GALWAY, Ireland – April 22, 2026 – TE Connectivity plc (NYSE: TEL) today reported results for the fiscal second quarter ended March 27, 2026.

Second Quarter Highlights

●Net sales were $4.74 billion, an increase of 15% on a reported basis year over year, driven by growth in both the Industrial and Transportation segments, and 7% organically.
●GAAP diluted earnings per share (EPS) from continuing operations was $2.90. Adjusted EPS was a record $2.73, an increase of 24% year over year.
●GAAP operating margin was 20%, an increase of 200 basis points year over year. Adjusted operating margin expanded 130 basis points year over year to 22%, driven by strong operational performance across both segments.
●Record orders of $5.3 billion, an increase of 25% year over year with double-digit order growth in both segments and growth in all businesses.
●Cash flow from operating activities during the first half of the fiscal year was $1.8 billion. Free cash flow was $1.3 billion, up 17% year over year.
●Returned $1.2 billion to shareholders during the first half and announced 10% increase in quarterly cash dividend.

“Our teams delivered another quarter of results above guidance, including double-digit sales growth and record adjusted EPS,” said CEO Terrence Curtin. “This performance and our record orders were driven by our strategic positioning in key trends including AI, next generation transportation and electric grid modernization, along with the broadening of growth across our portfolio. We’re well positioned to capitalize on the proliferation of data and power to provide our customers with leading interconnect technologies. Our strong margin performance reflects the resilience we’ve built to mitigate the dynamic environment we continue to operate in around the world.

“Looking ahead to the third quarter, our ongoing orders momentum across all businesses positions us to deliver double digit sales growth to $5 billion, with continued strong operational performance to drive a double-digit increase in EPS. We continue to invest in innovative products and technologies that support our global customers and fuel our future growth.”

Third Quarter FY26 Outlook

For the third quarter of fiscal 2026, the company expects sales of approximately $5 billion, an increase of 10% on a reported basis and 9% organically year over year. Adjusted EPS is expected to be approximately $2.83, an increase of 17% year over year. GAAP EPS from continuing operations is expected to be approximately $2.44, an increase of 14% year over year.

Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call for investors today beginning at 8:30 a.m. ET. The conference call may be accessed in the following ways:

●	At TE Connectivity’s website: investors.te.com
●	By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 715-9871 and for international callers, the dial-in number is (646) 307-1963.
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on April 22.

About TE Connectivity

TE Connectivity plc (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. As a trusted innovation partner, our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, energy networks, automated factories, data centers enabling artificial intelligence, and more. Our more than 90,000 employees, including 10,000 engineers, work alongside customers in approximately 130 countries. In a world that is racing ahead, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Instagram.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in TE Connectivity plc’s Annual Report on Form 10-K for the fiscal year ended Sept 26, 2025, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ric Mangan 08-783-6629 @te.com
Contacts:	Media Relations: Eric Mangan TE Connectivity 908-783-6629 Eric.Mangan@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

# # #

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 27,	March 28,	March 27,	March 28,
	2026	2025	2026	2025

	(in millions, except per share data)
Net sales	$4,744	$4,143	$9,413	$7,979
Cost of sales	2,999	2,684	5,929	5,160
Gross margin	1,745	1,459	3,484	2,819
Selling, general, and administrative expenses	536	454	1,074	881
Research, development, and engineering expenses	237	203	462	391
Acquisition and integration costs	8	9	11	14
Restructuring and other charges, net	10	45	20	95
Operating income	954	748	1,917	1,438
Interest income	21	22	46	45
Interest expense	(32)	(14)	(62)	(20)
Other income (expense), net	(1)	(1)	2	(2)
Income from continuing operations before income taxes	942	755	1,903	1,461
Income tax expense	(87)	(742)	(297)	(920)
Income from continuing operations	855	13	1,606	541
Loss from discontinued operations, net of income taxes	—	—	(1)	—
Net income	$855	$13	$1,605	$541

Basic earnings per share:
Income from continuing operations	$2.92	$0.04	$5.46	$1.81
Loss from discontinued operations	—	—	—	—
Net income	2.92	0.04	5.46	1.81

Diluted earnings per share:
Income from continuing operations	$2.90	$0.04	$5.43	$1.80
Loss from discontinued operations	—	—	—	—
Net income	2.90	0.04	5.42	1.80

Weighted-average number of shares outstanding:
Basic	293	298	294	299
Diluted	295	300	296	301

TE CONNECTIVITY PLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 27,	September 26,
	2026	2025

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,110	$1,255
Accounts receivable, net of allowance for doubtful accounts of $52 and $44, respectively	3,454	3,403
Inventories	2,995	2,699
Prepaid expenses and other current assets	682	609
Total current assets	8,241	7,966
Property, plant, and equipment, net	4,473	4,312
Goodwill	7,437	7,126
Intangible assets, net	2,145	2,227
Deferred income taxes	2,337	2,507
Other assets	1,046	943
Total assets	$25,679	$25,081
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$102	$852
Accounts payable	2,224	2,021
Accrued and other current liabilities	2,039	2,247
Total current liabilities	4,365	5,120
Long-term debt	5,553	4,842
Long-term pension and postretirement liabilities	750	767
Deferred income taxes	198	198
Income taxes	306	414
Other liabilities	1,125	1,010
Total liabilities	12,297	12,351
Commitments and contingencies
Redeemable noncontrolling interests	148	145
Shareholders' equity:
Preferred shares, $1.00 par value, 2 shares authorized, none outstanding	—	—
Ordinary class A shares, €1.00 par value, 25,000 shares authorized, none outstanding	—	—
Ordinary shares, $0.01 par value, 1,500,000,000 shares authorized, 295,773,434 and 302,889,075 shares issued, respectively	3	3
Accumulated earnings	13,900	13,932
Ordinary shares held in treasury, at cost, 3,632,502 and 8,330,931 shares, respectively	(818)	(1,356)
Accumulated other comprehensive income	149	6
Total shareholders' equity	13,234	12,585
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$25,679	$25,081

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 27,	March 28,	March 27,	March 28,
	2026	2025	2026	2025

	(in millions)
Cash flows from operating activities:
Net income	$855	$13	$1,605	$541
Loss from discontinued operations, net of income taxes	—	—	1	—
Income from continuing operations	855	13	1,606	541
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	243	192	502	378
Deferred income taxes	82	603	159	701
Non-cash lease cost	39	35	78	69
Provision for losses on accounts receivable and inventories	6	2	49	43
Share-based compensation expense	42	34	92	69
Other	(29)	22	(25)	34
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	20	(317)	(59)	(171)
Inventories	(30)	(14)	(331)	(132)
Prepaid expenses and other current assets	(34)	72	(14)	140
Accounts payable	38	(4)	177	146
Accrued and other current liabilities	(47)	(3)	(264)	(298)
Income taxes	(129)	25	(84)	55
Other	(109)	(7)	(74)	(44)
Net cash provided by operating activities	947	653	1,812	1,531
Cash flows from investing activities:
Capital expenditures	(270)	(230)	(528)	(435)
Proceeds from sale of property, plant, and equipment	3	1	4	2
Acquisition of businesses, net of cash acquired	(200)	4	(200)	(321)
Other	(3)	1	—	(7)
Net cash used in investing activities	(470)	(224)	(724)	(761)
Cash flows from financing activities:
Net increase in commercial paper	100	1,155	100	1,245
Proceeds from issuance of debt	750	773	750	773
Repayment of debt	(851)	(579)	(851)	(579)
Proceeds from exercise of share options	20	25	64	59
Repurchase of ordinary shares	(414)	(306)	(819)	(609)
Payment of ordinary share dividends to shareholders	(208)	(193)	(417)	(382)
Other	(12)	(6)	(58)	(33)
Net cash provided by (used in) financing activities	(615)	869	(1,231)	474
Effect of currency translation on cash	(3)	2	(2)	(9)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(141)	1,300	(145)	1,235
Cash, cash equivalents, and restricted cash at beginning of period	1,251	1,254	1,255	1,319
Cash, cash equivalents, and restricted cash at end of period	$1,110	$2,554	$1,110	$2,554

Supplemental cash flow information:
Income taxes paid, net of refunds	$135	$115	$223	$164

TE CONNECTIVITY PLC

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 27,	March 28,	March 27,	March 28,
	2026	2025	2026	2025

	(in millions)
Net cash provided by operating activities	$947	$653	$1,812	$1,531
Capital expenditures, net	(267)	(229)	(524)	(433)
Free cash flow (1)	$680	$424	$1,288	$1,098

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Six Months Ended
	March 27,		March 28,		March 27,		March 28,
	2026		2025		2026		2025

	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$2,422		$2,314		$4,889		$4,557
Industrial Solutions	2,322		1,829		4,524		3,422
Total	$4,744		$4,143		$9,413		$7,979

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$503	20.8%	$445	19.2%	$1,004	20.5%	$891	19.6%
Industrial Solutions	451	19.4	303	16.6	913	20.2	547	16.0
Total	$954	20.1%	$748	18.1%	$1,917	20.4%	$1,438	18.0%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$522	21.6%	$495	21.4%	$1,045	21.4%	$990	21.7%
Industrial Solutions	507	21.8	351	19.2	1,020	22.5	640	18.7
Total	$1,029	21.7%	$846	20.4%	$2,065	21.9%	$1,630	20.4%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended March 27, 2026
	versus Net Sales for the Quarter Ended March 28, 2025
	Net Sales		Organic Net Sales
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	Acquisition

	($ in millions)
Transportation Solutions:
Automotive	$27	1.6%	$(67)	(3.8)%	$94	$—
Commercial transportation	76	21.3	62	17.1	14	—
Sensors	5	2.3	(7)	(3.0)	12	—
Total Transportation Solutions	108	4.7	(12)	(0.5)	120	—
Industrial Solutions:
Digital data networks	232	48.1	222	46.1	10	—
Automation and connected living	67	13.1	42	8.2	25	—
Aerospace, defense, and marine	34	9.1	21	5.4	13	—
Energy	166	59.5	31	11.2	15	120
Medical	(6)	(3.3)	(7)	(3.5)	1	—
Total Industrial Solutions	493	27.0	309	16.9	64	120
Total	$601	14.5%	$297	7.2%	$184	$120

	Change in Net Sales for the Six Months Ended March 27, 2026
	versus Net Sales for the Six Months Ended March 28, 2025
	Net Sales		Organic Net Sales
	Growth		Growth (Decline) (1)		Translation (2)	Acquisitions

	($ in millions)
Transportation Solutions:
Automotive	$190	5.5%	$45	1.3%	$145	$—
Commercial transportation	134	20.0	113	16.7	21	—
Sensors	8	1.9	(12)	(2.7)	20	—
Total Transportation Solutions	332	7.3	146	3.2	186	—
Industrial Solutions:
Digital data networks	526	58.8	510	57.0	16	—
Automation and connected living	137	13.8	97	9.8	39	1
Aerospace, defense, and marine	81	11.4	57	8.0	24	—
Energy	356	71.9	63	12.7	22	271
Medical	2	0.6	1	0.4	1	—
Total Industrial Solutions	1,102	32.2	728	21.3	102	272
Total	$1,434	18.0%	$874	11.0%	$288	$272

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 27, 2026

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$503	$—	$1	$18	$—	$522
Industrial Solutions	451	8	9	39	—	507
Total	$954	$8	$10	$57	$—	$1,029

Operating margin	20.1%					21.7%

Income tax expense	$(87)	$(2)	$2	$(12)	$(114)	$(213)

Effective tax rate	9.2%					20.9%

Income from continuing operations	$855	$6	$12	$45	$(114)	$804

Diluted earnings per share from continuing operations	$2.90	$0.02	$0.04	$0.15	$(0.39)	$2.73

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents a net income tax benefit related primarily to the settlement of prior period tax matters.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 28, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$445	$—	$33	$17	$—	$495
Industrial Solutions	303	12	12	24	—	351
Total	$748	$12	$45	$41	$—	$846

Operating margin	18.1%					20.4%

Income tax expense	$(742)	$(2)	$(11)	$(8)	$574	$(189)

Effective tax rate	98.3%					22.2%

Income from continuing operations	$13	$10	$34	$33	$574	$664

Diluted earnings per share from continuing operations	$0.04	$0.03	$0.11	$0.11	$1.91	$2.21

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Represents income tax expense related to a net increase in the valuation allowance for certain deferred tax assets associated with a ten-year tax credit obtained by a Swiss subsidiary in fiscal 2024.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 27, 2026

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,004	$—	$5	$36	$—	$1,045
Industrial Solutions	913	14	15	78	—	1,020
Total	$1,917	$14	$20	$114	$—	$2,065

Operating margin	20.4%					21.9%

Income tax expense	$(297)	$(3)	$(1)	$(23)	$(114)	$(438)

Effective tax rate	15.6%					21.4%

Income from continuing operations	$1,606	$11	$19	$91	$(114)	$1,613

Diluted earnings per share from continuing operations	$5.43	$0.04	$0.06	$0.31	$(0.39)	$5.45

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents a net income tax benefit related primarily to the settlement of prior period tax matters.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 28, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$891	$—	$65	$34	$—	$990
Industrial Solutions	547	17	30	46	—	640
Total	$1,438	$17	$95	$80	$—	$1,630

Operating margin	18.0%					20.4%

Income tax expense	$(920)	$(3)	$(20)	$(15)	$587	$(371)

Effective tax rate	63.0%					22.4%

Income from continuing operations	$541	$14	$75	$65	$587	$1,282

Diluted earnings per share from continuing operations	$1.80	$0.05	$0.25	$0.22	$1.95	$4.26

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes income tax expense of $574 million related to a net increase in the valuation allowance for certain deferred tax assets associated with a ten-year tax credit obtained by a Swiss subsidiary in fiscal 2024 as well as income tax expense of $13 million related to the revaluation of deferred tax assets as a result of a decrease in the corporate tax rate in a non-U.S. jurisdiction.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 27, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$462	$—	$7	$17	$486
Industrial Solutions	395	30	7	35	467
Total	$857	$30	$14	$52	$953

Operating margin	18.9%				21.0%

Income tax expense	$(208)	$(7)	$1	$(11)	$(225)

Effective tax rate	24.6%				23.9%

Income from continuing operations	$638	$23	$15	$41	$717

Diluted earnings per share from continuing operations	$2.14	$0.08	$0.05	$0.14	$2.41

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 26, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,818	$—	$75	$70	$—	$1,963
Industrial Solutions	1,393	57	51	120	—	1,621
Total	$3,211	$57	$126	$190	$—	$3,584

Operating margin	18.6%					20.8%

Income tax expense	$(1,361)	$(12)	$(13)	$(37)	$618	$(805)

Effective tax rate	42.5%					22.5%

Income from continuing operations	$1,843	$45	$113	$153	$618	$2,772

Diluted earnings per share from continuing operations	$6.16	$0.15	$0.38	$0.51	$2.07	$9.27

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Represents income tax expense of $574 million related to a net increase in the valuation allowance for certain deferred tax assets associated with a ten-year tax credit obtained by a Swiss subsidiary in fiscal 2024 as well as income tax expense of $44 million related to an increase in the valuation allowance for certain U.S. tax loss and credit carryforwards.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of April 22, 2026

(UNAUDITED)

Outlook for
Quarter Ending
June 26,
2026
Diluted earnings per share from continuing operations	$2.44
Acquisition-related charges	0.02
Restructuring and other charges, net	0.22
Amortization expense	0.15
Adjusted diluted earnings per share from continuing operations (1)	$2.83

Net sales growth	10.3%
Translation	(1.1)
(Acquisitions) divestitures, net	—
Organic net sales growth (1)	9.2%

(1) See description of non-GAAP financial measures.